Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

3 E NETWORK TECHNOLOGY GROUP LIMITED

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Ordinary Shares, par value US$0.0001 per share, underlying Convertible Notes and Pre-Delivery Shares	Rule 457(c)	11,938,191	(2)	$3.5050	(3)	$41,843,539.46	0.00015310	$6,406.25
	Equity	Class A Ordinary Shares, par value US$0.0001 per share, underlying Warrants	Rule 457(g)	4,190,490	(4)	$3.7134		$15,560,965.57	0.00015310	$2,382.38
Total Offering Amounts								$57,404,325.02
Total Fees Previously Paid										$0.00
Total Fee Offsets										$0.00
Net Fee Due										$8,788.63

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. Represents up to 11,938,191 Class A Ordinary Shares issuable upon the (i) conversion of up to 10,476,191 shares underlying the Convertible Notes and (ii) 1,248,611 Pre-Delivery Shares and exercise of pre-funded warrants to purchase an additional 213,389 Pre-Delivery Shares, of which prices are computed upon the basis of fluctuating market prices pursuant to the Securities Purchase Agreement between the Company and the Selling Shareholder dated June 9, 2025.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per security and proposed maximum aggregate offering price are based upon the average of the high ($3.68) and low ($3.33) prices of the ordinary shares as reported on the Nasdaq Capital Market on June 18, 2025.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. Represents up to 4,190,490 Class A Ordinary Shares issuable upon the exercise of the Warrants, of which the prices at which the Warrants may be exercised are determined to be $3.7134 (except for occurrence of any defaulting event) pursuant to the Securities Purchase Agreement between the Company and the Selling Shareholder dated June 9, 2025.